Exhibit 4.3

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

HONEYWELL INTERNATIONAL INC.

Floating Rate Senior Note Due 2019

REGISTERED No.	U.S. $
Registered CUSIP: 438516 BK1
Registered ISIN: US438516BK12

HONEYWELL INTERNATIONAL INC., a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture described herein), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of                   U.S. DOLLARS (U.S. $                 ) on October 30, 2019 (the “Maturity Date”), and to pay interest on said principal sum quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing January 30, 2017 (each such date on which the Company is required to pay interest being referred to herein as an “Interest Payment Date”), at the rate equal to three-month USD LIBOR plus 0.280% per annum, as determined on the second London business day preceding the interest period (the “Interest Determination Date”). A London business day is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. Interest accrues from October 31, 2016, or from the most recent date in respect of which interest has been paid or duly provided for, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if an Interest Payment Date (other than a payment on the Maturity Date) falls on a date that is not a Business Day, the interest payable on such date will be payable on the next succeeding Business Day unless such Business Day would be in the following month, in which case, the Interest Payment Date shall be the immediately preceding Business Day and if the Stated Maturity of the principal of this Note, or any Interest Payment Date, falls on a date that is not a Business Day, the principal or interest, as the case may be, payable on such date will be payable on the next succeeding Business Day with the same force and effect as if paid on such date. The amount of interest payable on any Interest Payment Date shall be computed on the basis of the actual number of days in an interest period and a 360-day year. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the 15th Business Day next preceding such Interest Payment Date (each being referred to herein as a “Regular Record Date”), as the case may be. As used herein, “Business Day” means any day, other than Saturday or Sunday, on which banks are not required or authorized by law or executive order to close in New York City.

On any Interest Determination Date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such Interest Determination Date.

If no offered rate appears on “Reuters Page LIBOR01” on an Interest Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent for the Notes (after consultation with the Company) will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the Calculation Agent will select three major banks (which may include Deutsche Bank Trust Company Americas) in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the Interest Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next interest period will be set equal to the rate of LIBOR for the then current interest period.

“Reuters Page LIBOR01” means the display designated as “LIBOR01” on Reuters (or any successor service) (or such other page as may replace Page LIBOR01 on Reuters or any successor service).

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 8.986865% (or 0.08986865) being rounded to 8.98687% (or 0.0898687)) and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). U.S. dollar amounts resulting from such calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Notwithstanding the foregoing, the interest rate in any interest period shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. The minimum interest rate shall not be less than 0.000%.

Payments of interest, principal and premium, if any, on this Note will be made (except as specified below) by wire transfer in same day funds to the Registered Holder at such Holder’s address appearing on the Note Register on the relevant Regular Record Date. In the event the Notes are issued in fully certificated registered form, such payments will be made at the corporate trust office of the Trustee in New York City, or at the option of the Company, by mailing a check to such Registered Holder.

Initially, Deutsche Bank Trust Company Americas will be the Paying Agent and the Registrar (the “Note Registrar”) for this Note. The Company reserves the rights at any time to remove any Paying Agent or Note Registrar without notice, to appoint additional or other Paying Agents and other Note Registrars without notice and to approve any change in the office through which any Paying Agent or Note Registrar acts; provided, however, that there will at all times be a Paying Agent in New York City.

This Note is one of the duly authorized series (the “Series”) of debt securities of the Company (hereinafter called the “Securities”), issued and to be issued under an indenture dated March 1, 2007 (the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations and duties of the Company, the Trustee and the Paying Agent for this Note, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of the series of Securities designated as Floating Rate Senior Notes Due 2019 (herein called the “Notes”), initially limited in aggregate principal amount to $250,000,000.

Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned thereto in the Indenture.

The Company may, without the consent of the Holders of the Notes, reopen this Series of Notes and issue additional notes on separate dates, which shall form a single series and shall have the same terms; provided that such additional notes shall not be issued with the same CUSIP number as the Notes unless such additional notes are issued for U.S. federal income tax purposes in a “qualified reopening” or are otherwise treated as part of the same issue for U.S. federal income tax purposes. Such further notes will be consolidated and form a single series with the Notes.

This Note will not be redeemable prior to the Stated Maturity of the principal hereof except under the conditions set forth below. This Note will not be subject to any sinking fund.

If an Event of Default with respect to the Note shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected thereby (voting as a class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series to be affected at the time Outstanding, on behalf of the Holders of all Securities of each such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Except as provided below in the case of a defeasance, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

Under the terms of the Indenture, the Company may satisfy and discharge its obligations with respect to the Notes by depositing in trust for the Holders of the Outstanding Notes an amount in cash or the equivalent in securities of the government which issued the currency in which the Notes are denominated or government agencies backed by the full faith and credit of such government sufficient to pay and discharge the entire indebtedness on the Notes for principal of and premium, if any, and interest then due or to become due to the Stated Maturity of the principal of the Notes (a “defeasance”). In such event, a Company will be released and discharged from its obligations to pay interest on the Notes and to pay the principal thereof at its Maturity.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in New York City duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes in registered form, of authorized denominations and for the same aggregate principal amount, will be issued in the name or names of the designated transferee or transferees and delivered at the office of the Note Registrar in New York City, or mailed, at the request, risk and expense of such transferee or transferees, to the address or addresses shown in the Note Register for such transferee or transferees.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Note Registrar and any agent of the Company, the Trustee or the Note Registrar may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee, the Note Registrar nor any such agent shall be affected by notice to the contrary.

This Note is issuable only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

No service charge will be made for a transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

This Note (the “Global Note”) is a Global Security as referred to in the Indenture and is not exchangeable for one or more certificated Notes; provided, however, that if at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or any other applicable statute or regulation, the Company shall appoint a successor Depository. If a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Corporation Order for the authentication and delivery of individual Notes of this series in exchange for this Global Note, will authenticate and deliver, individual Notes of this series in an aggregate principal amount equal to the principal amount of this Global Note in exchange for this Global Note.

In addition, the Company may at any time and in its sole discretion determine that the Notes represented by this Global Note shall no longer be represented by this Global Note. In such event the Company will execute, and the Trustee or its agent, upon receipt of a Corporation Order for the authentication and delivery of individual Notes of this series in exchange for this Global Note, will authenticate and deliver, individual Notes of this series in an aggregate principal amount equal to the principal amount of this Global Note in exchange for this Global Note.

This Note and all the obligations of the Company hereunder are direct, senior unsecured and unsubordinated obligations of the Company and rank pari passu with all other senior unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, HONEYWELL INTERNATIONAL INC. has caused this Note to be manually executed under its corporate seal.

Dated:

[Seal]	HONEYWELL INTERNATIONAL INC.

By:
Name: John J. Tus
Title: Vice President and Treasurer

ATTEST:

By:
Name:	Jeffrey N. Neuman
Title:	Vice President, Corproate Secretary and Deputy General Counsel

[Signature Page – Global Note]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM–as tenants in common

UNIF GIFT MIN ACT–                              Custodian

Under Uniform Gifts to Minors Act

TEN ENT–as tenants by the entireties

JT TEN–as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR THE VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other

Identifying Number of Assignee:

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING ZIP CODE OF ASSIGNEE:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement, or any change whatever.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose

Dated:	CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as Trustee

By: Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

[Signature Page – Global Note]